UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2014

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On October 23, 2014, The Providence Service Corporation (“Providence”) entered into the Second Amendment to the Amended and Restated Credit and Guaranty Agreement and Consent (the “Second Amendment”), which amends the Amended and Restated Credit and Guaranty Agreement dated August 2, 2013 (the “Credit Agreement”), as amended by the first amendment dated as of May 28, 2014 (the “First Amendment”) between Providence, the guarantors party thereto and Bank of America, N.A., as administrative agent and swing line lender, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and RBC Capital Markets, as joint lead arrangers and joint book managers, SunTrust Bank and Royal Bank of Canada, as co-syndication agents, and other lenders party thereto.

Providence entered into the Second Amendment to (i) add a new term loan tranche in aggregate principal amount of up to $250.0 million to partly finance the Matrix Acquisition (as described below), (ii) provide the consent of the required lenders to consummate the Matrix Acquisition, (iii) permit incurrence of additional debt (including the Note, described below) to fund the Matrix Acquisition, (iv) add an excess cash flow mandatory prepayment provision and (v) such other amendments which are beneficial to Providence and provide greater flexibility for its future operations.

The foregoing descriptions of the Second Amendment, the Credit Agreement and the First Amendment do not purport to be complete and each is subject to, and is qualified in its entirety by, the full text of the document. The Second Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K, the Credit Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K that was filed with the Securities and Exchange Commission on August 5, 2013, and the First Amendment was filed as Exhibit 10.1 to our Current Report on Form 8-K that was filed with the Securities and Exchange Commission on June 3, 2014. Each is incorporated herein by reference.

Subordinated Bridge Note

On October 23, 2014, Providence issued to Coliseum Capital Management, LLC and certain of its affiliates (collectively, the “Investor”) a 14.0% Unsecured Subordinated Note in aggregate principal amount of $65.5 million (the “Note”). Based on public filings, as of August 18, 2014, the Investor held approximately 15% of Providence’s outstanding common stock and is Providence’s largest shareholder. Additionally, Christopher Shackelton, who serves on Providence’s board of directors, is also a Managing Partner at Coliseum Capital Management, LLC.

The Note has a maturity date of September 30, 2018 and accrues interest at a rate of 14.0% per annum, subject to additional penalty interest up to an aggregate of 18.5% per annum. Interest from the issuance date to, but excluding, the 120th day after the issuance date, was paid in cash in the amount of $3,014,795 on the issuance of the Note. Thereafter interest shall be payable by increasing the principal amount of the Note as pay-in-kind interest and shall be paid quarterly, in arrears. The Note will be subordinated to all outstanding and future debt of Providence (up to the Maximum Senior Indebtedness Principal Amount (as defined therein)) and will rank senior to Providence’s outstanding equity. The Note will be the unsecured obligation of Providence, and will not be guaranteed by any of Providence’s current or future subsidiaries. Providence used the proceeds from the issuance of the Note to finance, in part, the Matrix Acquisition (as described below). Upon consummation of the Rights Offering and the issuance of Series A Preferred Stock, each as defined below, the Note will be paid off (in whole or in part, as the case may be) with the net proceeds received from the Rights Offering. Providence otherwise shall not have the right to optionally prepay the Note.

The Note is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Note does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the document.

Standby Purchase Agreement

Within 120 days of October 23, 2014, the closing date of the Matrix Acquisition (as described below), Providence plans to complete a registered Rights Offering (the “Rights Offering”), allowing all of Providence’s existing common stock holders the non-transferrable right to purchase their pro rata share of $65.5 million of convertible preferred stock at a price that is expected to be equal to $100.00 per share (the “Subscription Price”). The convertible preferred stock is expected to convert into shares of Providence’s common stock at a conversion price equal to $39.88, which was the closing price of Providence’s common stock on the NASDAQ Global Select Market on October 22, 2014. In connection with the anticipated Rights Offering, on October 23, 2014 Providence entered into a standby purchase agreement (the “Standby Purchase Agreement”) with the Investor, pursuant to which the Investor has agreed to purchase, substantially simultaneously with the completion of the Rights Offering, in the aggregate, all of the available preferred stock not otherwise sold in the Rights Offering following the exercise of the subscription privileges of holders of Providence’s common stock. As consideration for entering into the Standby Purchase Agreement, on October 23, 2014, Providence paid the Investor a fee of $2,947,000. In addition, the Investor will have the additional right, exercisable within 30 days following the completion of the Rights Offering, to purchase additional preferred stock valued at $15.0 million at a price per share equal to 105% of the Subscription Price.

The Standby Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Standby Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the document.

This Current Report on Form 8-K does not constitute an offer or solicitation to sell shares or securities in Providence or any related or associated company, including pursuant to the Rights Offering. Any such offer or solicitation will be made only by means of an effective registration statement and in accordance with the terms of all applicable securities and other laws.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 23, 2014, Providence acquired (the “Matrix Acquisition”) CCHN Group Holdings, Inc., the parent company of Community Care Health Network, Inc. (dba Matrix Medical Group), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 17, 2014.

Pursuant to the Merger Agreement, Providence paid at closing a purchase price comprised of a $360.0 million cash payment and the issuance of 946,722 shares of Providence (with an aggregate value of $40.0 million, based on the closing price of Providence’s common stock on the NASDAQ Stock Market on September 17, 2014) on October 23, 2014. Pursuant to the Merger Agreement, at the Closing, subject to the escrow arrangements described in the Merger Agreement, each share of CCHN then outstanding immediately prior to the closing and each vested option of CCHN then outstanding immediately prior to the closing was converted into the right to receive the merger consideration described above. The cash required to complete the Matrix Acquisition and fund certain related expenses was derived from (1) the cash proceeds from the new $250.0 million term loan under the Second Amendment to the Credit Agreement, (2) the cash proceeds from an approximately $23.4 million draw down from Providence’s existing revolving credit facility, (3) the cash proceeds from the issuance of the Note and (4) approximately $48.0 million of cash on hand. The cash consideration paid for the Matrix Acquisition is subject to certain customary adjustments for working capital purposes, as described in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to our Current Report on Form 8-K that was filed with the Securities and Exchange Commission on September 17, 2014, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in (or incorporated by reference into) Item 1.01 of this Current Report on Form 8-K under the headings “Subordinated Bridge Note” and “Credit Agreement Amendment” are hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in (or incorporated by reference into) Item 1.01 of this Current Report on Form 8-K under the heading “Subordinated Bridge Note” is hereby incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On October 23, 2014, Providence issued a press release relating to the Matrix Acquisition, which is filed as Exhibit 99.1 to this Current Report.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the global credit crisis, capital market conditions, the implementation of the healthcare reform law, state budget changes and legislation and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Financial statements relating to the Acquisition are not included in this Current Report on Form 8-K, and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

Pro forma financial information relating to the Acquisition are not included in this Current Report on Form 8-K, and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

(d)	Exhibits

10.1    Second Amendment dated October 23, 2014, to the Amended and Restated Credit and Guaranty Agreement dated as of May 28, 2014, among The Providence Service Corporation, the guarantors stated therein, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc., and RBC Capital Markets.

10.2    14.0% Unsecured Subordinated Note, dated October 23, 2014, by and among The Providence Service Corporation and Coliseum Capital Management, LLC.

10.3    Standby Purchase Agreement, dated October 23, 2014, by and among The Providence Service Corporation and Coliseum Capital Management, LLC.

99.1    Press Release, dated October 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: October 24, 2014	By:	/s/ Robert E Wilson
	Name:	Robert E. Wilson
	Title:	Chief Financial Officer